EXHIBIT 32
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          CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                 AND CHIEF FINANCIAL OFFICER
             PURSUANT TO 18 U.S.C. SECTION 1350,
            AS ADOPTED PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Touchstone Applied Science Associates, Inc. (the "Company") on Form 10-KSB for the period ending October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew L. Simon, President and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1)  The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of
1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

January 26, 2007

                                        /s/ ANDREW L. SIMON
                                         ---------------------------
                                         Andrew L. Simon, President,
                                         Chief Executive Officer and
                                         Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY
SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND WILL BE RETAINED BY TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.